Exhibit 1.01

The TJX Companies, Inc.

Conflict Minerals Report for the reporting period

from January 1, 2017 to December 31, 2017

Introduction

Under the Securities Exchange Act of 1934, Rule 13p-1 and Form SD (collectively, the Rule), public companies are required to report certain information when they manufacture or contract to manufacture products where specified minerals, defined as conflict minerals, are determined to be necessary to the functionality or production of those products. These minerals, which also are often referred to as 3TG, are columbite-tantalite (coltan), cassiterite and wolframite (including their derivatives, which for the purpose of the Rule are tin, tantalum and tungsten) and gold. Companies are required to perform an assessment, referred to as a reasonable country of origin inquiry, or RCOI, to determine if the 3TG present in these products originated, or may have originated, in the region covered by the Rule, meaning the Democratic Republic of the Congo (referred to as the DRC) and the adjoining countries, consisting of Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. The Rule also provides that companies must perform additional diligence on the source and chain of custody of 3TG that originated in the DRC or an adjoining country and are not from recycled or scrap sources, or that the company has reason to believe may have originated in the DRC or an adjoining country and may not be from recycled or scrap sources.

Overview

The TJX Companies, Inc. (TJX or the Company) is an off-price retailer of apparel and home fashions with over 4,000 stores across three continents in nine countries, offering a rapidly changing assortment of merchandise, including apparel and home fashions. The Company’s strategies to acquire merchandise are intentionally flexible to allow the buying organization to react to frequently changing opportunities and trends in the market and to adjust how and what is acquired as well as when it is acquired.

Product Scoping; Reasonable Country of Origin Inquiry

Products acquired by TJX from the market that TJX does not manufacture or “contract to manufacture” (as described in the Rule) are outside the scope of the Rule and this Report. A portion of the products sold by TJX could be in scope, which, under the Rule and Securities and Exchange Commission guidance, depends on whether a product contains 3TG and the degree of influence exercised by TJX over the materials, parts, ingredients, or components included in the product. The portion of products sold by TJX that it believes could be considered to be in scope under the Rule are referred to in this Report as In-scope Products. In part because of the geographic diversity and changing nature of TJX’s product mix, the In-scope Products reflect a changing variety of complicated supply chains of many different vendors, with a number of third parties between the original source of any raw materials, the manufacturer, and TJX. TJX does not own or control manufacturing facilities, smelters, or mines and believes that it is at least several layers removed from the mining of any minerals from a specific mine and from any smelter or refiner providing minerals for In-scope Products.

For its RCOI, TJX used the management systems contemplated by Step One of the OECD Guidance (defined below) and the vendor engagement process contemplated by Step Two of the OECD Guidance. These steps and the related activities are further discussed below under “Description of Diligence Design and Diligence Performed.”

To determine whether any products might have been sourced from the covered region, TJX used the Conflict Minerals Reporting Template (referred to as the CMRT in this Report) developed by the Responsible Minerals Initiative, or RMI (formerly known as the Conflict-Free Sourcing Initiative), to survey vendors that it believed potentially supplied In-scope Products (referred to in this Report as Covered Vendors) with questions about their 3TG use and supply chain. The Company assessed the responses according to a set of written risk-based evaluation criteria established by the Company relating to the completeness and reliability of the responses. For example, the Company considered a response to be incomplete and to require more information from the Covered Vendor if it indicated that it sourced only from outside the covered region but did not provide information about its smelters as support for that conclusion or did not provide sufficient information about its internal compliance program and diligence practices to support that conclusion.

The Company was unable to determine the origin of at least a portion of the necessary 3TG in its In-scope Products. It performed additional diligence, as described below.

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Description of Diligence Design and Diligence Performed

TJX’s diligence framework was designed to materially conform to the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the OECD Guidance). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

Establish strong company management systems

Executive leadership of our 3TG compliance program rests with our SVP, Chief Risk and Compliance Officer. TJX has established a conflict minerals steering committee (the Committee) including the SVP, Chief Risk and Compliance Officer; the SVP, Internal Audit; a VP, Legal; and other representatives from compliance/risk and legal, to implement and oversee its conflict minerals compliance program. The Company also consulted with specialist outside counsel to advise it in connection with its compliance efforts and reporting.

The Committee worked with leaders in various functions at the Company, including merchandising, compliance, legal, and internal audit, to review its diligence program and vendor training. Training was done through specific outreach relating to the Company’s 3TG compliance program and as a topic integrated with the Company’s more general established training programs, which included in-person compliance trainings conducted for certain vendors of the Company at various global locations.

The Committee also has developed a conflict minerals policy which, among other things, sets forth TJX’s expectations that its vendors not knowingly source 3TGs in a way that would benefit armed forces in the covered region and that vendors cooperate in the diligence process, including by reaching out to their vendors, as necessary. TJX provides the policy to its vendors through a corporate vendor intranet and contractually requires its vendors to adhere to the policy via its purchase order terms and conditions. TJX does not use its policy to embargo responsible sourcing of 3TGs from the DRC region. The Company’s policy is available to the public on its website in the Responsible Business section of the TJX corporate website, tjx.com. Information appearing on www.tjx.com is not a part of, and is not incorporated by reference into, this Conflict Minerals Report.

The policy contains a grievance mechanism relating to issues concerning 3TG, indicating that concerns can be reported to the Company’s Chief Compliance Officer at complianceofficer@tjx.com. Compliance concerns can also be reported through the reporting mechanism in the Associate Global Code of Conduct. The contact information for this mechanism includes contacting the Company’s Chief Compliance Officer at complianceofficer@tjx.com, using the established helpline, or other contacts included in the Contacts and Reporting section of the Global Code of Conduct.

Additionally, TJX maintains a company-wide document retention policy, which extends to the documents accumulated in performing due diligence for this Report. The required retention period for such documents is at least five years.

Identify and assess risk in the supply chain

As discussed under “Product Scoping; Reasonable Country of Origin Inquiry,” TJX used a survey process to request supply chain information from the Covered Vendors to assess the sourcing of its products. TJX used the CMRT and, to the extent required, made multiple follow-up requests to work to obtain complete and reliable responses from the Covered Vendors. TJX also provided supplementary instructional materials to help vendors understand and complete the CMRT, as well as to understand the Company’s conflict minerals policy. As part of this process, TJX communicated its expectations that vendors cooperate with the Company’s compliance efforts and, as necessary, reach out to third parties within their own supply chains to collect relevant information.

TJX evaluated the information provided by each Covered Vendor determined to be in scope. If the other information provided was determined to be complete and reliable under the Company’s established protocol, TJX reviewed the Covered Vendor’s smelter and refiner information. TJX compared smelters and refiners identified in the Covered Vendors’ responses against lists of facilities certified as Conformant (as defined in the Appendix) or the equivalent with the Responsible Minerals Assurance Process assessment protocols, or RMAP, to help isolate unique, identifiable smelters and to determine if the Covered Vendors’ minerals were sourced from mines that did not benefit armed groups in the covered region. If the information provided by a Covered Vendor was determined to be incomplete or unreliable under the Company’s protocol, TJX considered the information insufficient for a reliable evaluation of that Covered Vendor’s 3TG supply chain.

Design and implement a strategy to respond to identified risks

Using the assessment protocol described above, TJX categorized the responses to identify Covered Vendors who provided responses that were deemed insufficient for a reliable analysis, including because they provided incomplete information. To mitigate sourcing risk, TJX engaged in the vendor communications and follow-up process described above. The Committee briefed representatives of TJX management, including members of its senior executive team, on its findings and risk assessment.

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In addition, to the extent that identified smelters and refiners are not listed as Conformant, the Company seeks to exercise leverage over and encourage the smelters and refiners to become Conformant through its membership in the RMI. Among other things, the RMI conducts outreach to non-Conformant smelters and refiners. The Company also utilizes information provided by the RMI to its members to monitor smelter and refiner improvement.

Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

In connection with its due diligence, the Company utilized and relied on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether smelters and refiners are Conformant. Due to its position in the supply chain, the Company does not directly audit smelters and refiners. However, it supports independent third-party audits through its continued membership in the RMI.

Report on supply chain due diligence

The Company prepared and filed a Form SD and this Report to publicly report the results of its supply chain due diligence, and it does so on an annual basis.

In-Scope Products and Results of Diligence

The Company determined that a portion of its products in apparel, including jewelry, and home fashions, could be considered to be in-scope under the Rule.

Through the RCOI and due diligence processes described above on the Company’s Covered Vendors, the Company compiled a list of 346 smelters and refiners identified by the Covered Vendors, including 318 validated smelters, meaning the smelter or refiner was included on the CMRT’s Smelter Look-up tab list. Of those 346 smelters and refiners across all 3TG, 243 were listed as Conformant (70% of the total identified) and 6 were listed as Active (as defined below) by the RMI, in each case as of May 7, 2018. 20, or approximately 6%, of the Conformant smelters and refiners may have sourced from the DRC or an adjoining country, based on information made available by the RMI to its members. A list of the identified smelters and refiners that were identified by the Covered Vendors, together with the RMAP status and country of origin information, can be found in Appendix A.

Most of the Covered Vendors reviewed in the diligence process reported their information at a company level rather than at a product level (meaning that they reported the smelters and refiners that processed the 3TG in all of their products, rather than solely those that processed the 3TG in the products sold to the Company). It therefore was not feasible for the Company to connect identified smelters and refiners that were used to process 3TG with specific covered products.

Additional Risk Mitigation Efforts

The Company expects to take additional steps to refine its 3TG compliance program and enhance its due diligence measures for 2018 to further mitigate the risk that the 3TG in its covered products may support armed groups in the covered region. These steps include, among others:

•	Working to further increase the response rate for the next reporting cycle;

•	Engaging more directly with vendors to improve the quality of responses overall;

•	Continuing to remind vendors of the requirements under the Rule and the Company’s policy, including its expectations that all Covered Vendors cooperate with its diligence efforts; and

•	Continuing to refine its written Conflict Minerals Review and Action Plan and the protocols to effect this plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give the Company’s current expectations or forecasts of future events; they do not relate strictly to historical or current facts. TJX has generally identified such statements by using words indicative of the future such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings. All statements that

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address activities, events or developments that TJX intends, expects or believes may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These “forward-looking statements” may relate to such matters as the Company’s future actions and results and the outcome of diligence efforts.

The Company cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of the Form 10-K filed with the Securities and Exchange Commission on April 4, 2018 describe major risks to TJX’s business. A variety of factors including these risks could cause actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in the Company’s forward-looking statements. If known or unknown risks materialize, or if underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider forward-looking statements.

The Company’s forward-looking statements speak only as of the dates on which they are made, and the Company does not undertake any obligation to update any forward-looking statement, whether to reflect new information, future events or otherwise. You are advised, however, to consult any further disclosures TJX may make in future reports to the Securities and Exchange Commission, on the Company’s website, or otherwise.

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Appendix A

List of Identified Smelters and Refiners; Country of Origin Information

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Gold Refiners
Abington Reldan Metals, LLC	USA	No
Advanced Chemical Company	USA	Yes
AGR (Perth Mint Australia)	Australia	No
Aida Chemical Industries Co., Ltd.	Japan	Yes
Al Etihad Gold LLC	United Arab Emirates	Yes
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Yes
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Yes
Argor-Heraeus SA	Switzerland	Yes
Asahi Pretec Corp.	Japan	Yes
Asahi Refining Canada Ltd.	Canada	Yes
Asahi Refining USA Inc	USA	Yes
Asaka Riken Co., Ltd.	Japan	Yes
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	No
AU Traders and Refiners	South Africa	Yes
Aurubis AG	Germany	Yes
Bangalore Refinery	India	Active
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes
Boliden AB	Sweden	Yes
C. Hafner GmbH + Co. KG	Germany	Yes
Caridad	Mexico	No
CCR Refinery - Glencore Canada Corporation	Canada	Yes
Cendres + Metaux S.A.	Switzerland	Yes
Chimet SPA	Italy	Yes
Chugai Mining	Japan	No
Daejin Indus Co., Ltd.	Korea	Yes
Daye Non-Ferrous Metals Mining Ltd.	China	No
DEGUSSA	Germany	No
DODUCO Contacts and Refining GmbH	Germany	Yes
Dowa	Japan	Yes
DSC (Do Sung Corporation)	Korea	Yes
Eco-System Recycling Co., Ltd.	Japan	Yes
Elemetal Refining, LLC	USA	No
Emirates Gold DMCC	United Arab Emirates	Yes
Fidelity Printers and Refiners Ltd.	Zimbabwe	No
Gansu Seemine Material Hi-Tech Co., Ltd.	China	No
GCC Gujrat Gold Centre Pvt. Ltd.	India	No
Geib Refining Corporation	USA	Yes
Gold Refinery of Zijin Mining Group Co., Ltd.	China	Yes
Great Wall Precious Metals Co., Ltd. of CBPM	China	No
Guangdong Jinding Gold Limited	China	No
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	No
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	No

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
HeeSung Metal Ltd.	Korea	Yes
Heimerle + Meule GmbH	Germany	Yes
Heraeus Metals Hong Kong Ltd.	China	Yes
Heraeus Precious Metals GmbH & Co KG	Germany	Yes
Hunan Chenzhou Mining Co., Ltd.	China	No
HwaSeong CJ CO., LTD.	Korea	No
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Yes
Ishifuku Metal Industry Co., Ltd.	Japan	Yes
Istanbul Gold Refinery	Turkey	Yes
Italpreziosi	Italy	Yes
Japan Mint	Japan	Yes
Jiangxi Copper Co., Ltd.	China	Yes
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	Yes
JSC Uralelectromed	Russia	Yes
JX Nippon Mining & Metals Co., Ltd.	Japan	Yes
Kaloti Precious Metals	United Arab Emirates	No
Kazakhmys Smelting LLC	Kazakhstan	No
Kazzinc	Kazakhstan	Yes
Kennecott Utah Copper LLC	USA	Yes
KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Kojima Chemicals Co., Ltd.	Japan	Yes
Korea Zinc Co., Ltd.	Korea	Yes
Kyrgyzaltyn JSC	Kyrgyzstan	Yes
L’azurde Company For Jewelry	Saudi Arabia	No
Lingbao Gold Co., Ltd.	China	No
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	No
L’Orfebre S.A.	Andorra	Active
LS Nikko Copper Inc	Korea	Yes
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	No
Marsam Metals	Brazil	Yes
Materion	USA	Yes
Matsuda Sangyo Co., Ltd.	Japan	Yes
Metalor Technologies (Hong Kong) Ltd	China	Yes
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Yes
Metalor Technologies (Suzhou) Ltd.	China	Yes
Metalor Technologies S.A.	Switzerland	Yes
Metalor USA Refining Corporation	USA	Yes
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Yes
Mitsubishi Materials Corporation	Japan	Yes
Mitsui Mining and Smelting Co Ltd	Japan	Yes
MMTC-PAMP India Pvt., Ltd.	India	Yes
Modeltech Sdn Bhd	Malaysia	Active
Morris and Watson	New Zealand	No
Morris and Watson Gold Coast	Australia	No
Moscow Special Alloys Processing Plant	Russia	Yes
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes
Navoi Mining and Metallurgical Combinat	Uzbekistan	No

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Nihon Material Co., Ltd.	Japan	Yes
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Yes
Ohura Precious Metal Industry Co., Ltd.	Japan	Yes
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	Yes
OJSC Novosibirsk Refinery	Russia	Yes
PAMP S.A.	Switzerland	Yes
Pease & Curren	USA	No
Penglai Penggang Gold Industry Co., Ltd.	China	No
Planta Recuperadora de Metales SpA	Chile	Yes
Prioksky Plant of Non-Ferrous Metals	Russia	Yes
PT Aneka Tambang (Persero) Tbk	Indonesia	Yes
PX Precinox S.A.	Switzerland	Yes
Rand Refinery (Pty) Ltd.	South Africa	Yes
Remondis Argentia B.V.	Netherlands	Active
Republic Metals Corporation	USA	Yes
Royal Canadian Mint	Canada	Yes
SAAMP	France	Yes
Sabin Metal Corp.	USA	No
Safimet SPA	Italy	Yes
SAFINA A.S.	Czech Republic	Active
Sai Refinery	India	No
Samduck Precious Metals	Korea	Yes
Samwon Metals Corp.	Korea	No
SAXONIA Edelmetalle GmbH	Germany	Yes
Schone Edelmetaal B.V.	Netherlands	No
SEMPSA Joyeria Plateria S.A.	Spain	Yes
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	No
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes
Sichuan Tianze Precious Metals Co., Ltd.	China	Yes
Singway Technology Co., Ltd.	Taiwan	Yes
So Accurate Group Inc	USA	No
SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	Yes
Solar Applied Materials Technology Corp.	Taiwan	Yes
State Research Institute Center for Physical Sciences and Technology	Lithuania	No
Sudan Gold Refinery	Sudan	No
Sumitomo Metal Mining Co Ltd	Japan	Yes
SungEel HiTech	Korea	Yes
T.C.A. SPA	Italy	Yes
Tanaka Kikinzoku Kogyo K.K	Japan	Yes
The Refinery of Shandong Gold Mining Co., Ltd.	China	Yes
Tokuriki Honten Co., Ltd.	Japan	Yes
Tongling Nonferrous Metals Group Co., Ltd.	China	No
Tony Goetz NV	Belgium	No
TOO Tau-Ken-Altyn	Kazakhstan	No
Torecom	Korea	Yes
Umicore Brasil Ltda.	Brazil	Yes

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Umicore Precious Metals Thailand	Thailand	Yes
Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes
United Precious Metal Refining, Inc.	USA	No
Universal Precious Metals Refining Zambia	Zambia	No
Valcambi SA	Switzerland	Yes
Western Australian Mint (T/a The Perth Mint)	Australia	Yes
WIELAND Edelmetalle GmbH	Germany	Yes
Yamamoto Precious Metal Co., Ltd.	Japan	No
Yokohama Metal Co., Ltd.	Japan	Yes
Yunnan Copper Industry Co., Ltd.	China	No
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes

Tantalum Smelters
Asaka Riken Co., Ltd.	Japan	Yes
Changsha South Tantalum Niobium Co., Ltd.	China	Yes
Conghua Tantalum and Niobium Smeltery	China	No
D Block Metals, LLC	USA	Yes
Duoluoshan	China	No
Exotech Inc.	USA	Yes
F&X Electro-Materials Ltd.	China	Yes
FIR Metals & Resource Ltd.	China	Yes
Global Advanced Metals Aizu	Japan	Yes
Global Advanced Metals Boyertown	USA	Yes
Guangdong Zhiyuan New Material Co., Ltd.	China	Yes
H.C. Starck Co., Ltd.	Thailand	Yes
H.C. Starck Hermsdorf GmbH	Germany	Yes
H.C. Starck Inc.	USA	Yes
H.C. Starck Ltd.	Japan	Yes
H.C. Starck Smelting GmbH & Co. KG	Germany	Yes
H.C. Starck Tantalum and Niobium GmbH	Germany	Yes
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Yes
Jiangxi Tuohong New Raw Material	China	Yes
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes
Jiujiang Nonferrous Metals Smelting Company Limited	China	No
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Yes
KEMET Blue Metals	Mexico	Yes
KEMET Blue Powder	USA	Yes
King-Tan Tantalum Industry Ltd.	China	No
LSM Brasil S.A.	Brazil	Yes
Metallurgical Products India Pvt., Ltd.	India	Yes
Mineracao Taboca S.A.	Brazil	Yes
Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes
NPM Silmet AS	Estonia	Yes
Power Resources Ltd.	Macedonia, The Former Yugoslav Republic of	Yes

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
QuantumClean	USA	Yes
Resind Industria e Comercio Ltda.	Brazil	Yes
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Yes
Solikamsk Magnesium Works OAO	Russia	Yes
Taki Chemical Co., Ltd.	Japan	Yes
Telex Metals	USA	Yes
Ulba Metallurgical Plant JSC	Kazakhstan	Yes
XinXing HaoRong Electronic Material Co., Ltd.	China	Yes
Yichun Jin Yang Rare Metal Co., Ltd.	China	No

Tin Smelters
Alpha	USA	Yes
An Thai Minerals Co., Ltd.	Vietnam	No
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Yes
China Tin Group Co., Ltd.	China	Yes
CNMC (Guangxi) PGMA Co., Ltd.	China	No
CV Ayi Jaya	Indonesia	Yes
CV Dua Sekawan	Indonesia	Yes
CV Gita Pesona	Indonesia	Yes
CV Serumpun Sebalai	Indonesia	No
CV Tiga Sekawan	Indonesia	No
CV United Smelting	Indonesia	Yes
CV Venus Inti Perkasa	Indonesia	Yes
Dowa	Japan	Yes
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	No
Elmet S.L.U.	Spain	No
EM Vito	Bolivia (Plurinational State of)	Yes
Estanho de Rondonia S.A.	Brazil	No
Fenix Metals	Poland	Yes
Gejiu Fengming Metallurgy Chemical Plant	China	Yes
Gejiu Jinye Mineral Company	China	Yes
Gejiu Kai Meng Industry and Trade LLC	China	Yes
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Yes
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Yes
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	No
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Yes
Guanyang Guida Nonferrous Metal Smelting Plant	China	Yes
HuiChang Hill Tin Industry Co., Ltd.	China	Yes
Huichang Jinshunda Tin Co., Ltd.	China	Yes
Jiangxi Ketai Advanced Material Co Ltd	China	Yes
Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Yes
Malaysia Smelting Corporation	Malaysia	Yes
Melt Metais e Ligas S.A.	Brazil	Yes
Metallic Resources, Inc.	USA	Yes
Metallo Belgium N.V.	Belgium	Yes

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Metallo Spain SLU	Spain	Yes
Mineracao Taboca S.A.	Brazil	Yes
Minsur	Peru	Yes
Mitsubishi Materials Corporation	Japan	Yes
Modeltech Sdn Bhd	Malaysia	No
Nankang Nanshan Tin Manufactory Co Ltd	China	No
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	No
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes
O.M. Manufacturing Philippines, Inc.	Philippines	Yes
Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Yes
PT Aries Kencana Sejahtera	Indonesia	Yes
PT Artha Cipta Langgeng	Indonesia	Yes
PT ATD Makmur Mandiri Jaya	Indonesia	Yes
PT Babel Inti Perkasa	Indonesia	Yes
PT Bangka Prima Tin	Indonesia	Yes
PT Bangka Tin Industry	Indonesia	Yes
PT Belitung Industri Sejahtera	Indonesia	Yes
PT Bukit Timah	Indonesia	Yes
PT Cipta Persada Mulia	Indonesia	No
PT DS Jaya Abadi	Indonesia	Yes
PT Eunindo Usaha Mandiri	Indonesia	Yes
PT Inti Stania Prima	Indonesia	Yes
PT Justindo	Indonesia	No
PT Karimun Mining	Indonesia	Yes
PT Kijang Jaya Mandiri	Indonesia	Yes
PT Lautan Harmonis Sejahtera	Indonesia	Yes
PT Menara Cipta Mulia	Indonesia	Yes
PT Mitra Stania Prima	Indonesia	Yes
PT O.M. Indonesia	Indonesia	No
PT Panca Mega Persada	Indonesia	Yes
PT Prima Timah Utama	Indonesia	Yes
PT Refined Bangka Tin	Indonesia	Yes
PT Sariwiguna Binasentosa	Indonesia	Yes
PT Stanindo Inti Perkasa	Indonesia	Yes
PT Sukses Inti Makmur	Indonesia	Yes
PT Sumber Jaya Indah	Indonesia	Yes
PT Timah (Persero) Tbk Kundur	Indonesia	Yes
PT Timah (Persero) Tbk Mentok	Indonesia	Yes
PT Tinindo Inter Nusa	Indonesia	Yes
PT Tommy Utama	Indonesia	Yes
Resind Industria e Comercio Ltda.	Brazil	Yes
Rui Da Hung	Taiwan	Yes
Soft Metais Ltda.	Brazil	Yes
Super Ligas	Brazil	No
Thaisarco	Thailand	Yes
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	No
White Solder Metalurgia e Mineracao Ltda.	Brazil	Yes

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Yunnan Chengfeng Non-ferrous Metals Co Ltd	China	Yes
Yunnan Tin Company Ltd	China	Yes

Tungsten Smelters
A.L.M.T. TUNGSTEN Corp.	Japan	Yes
ACL Metais Eireli	Brazil	Yes
Asia Tungsten Products Vietnam Ltd.	Vietnam	Yes
Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Yes
Fujian Jinxin Tungsten Co., Ltd.	China	Yes
Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	No
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes
Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes
Ganzhou Yatai Tungsten Co., Ltd.	China	No
Global Tungsten & Powders Corp.	USA	Yes
Guangdong Xianglu Tungsten Co., Ltd.	China	Yes
H.C. Starck Smelting GmbH & Co. KG	Germany	Yes
H.C. Starck Tungsten GmbH	Germany	Yes
Hunan Chenzhou Mining Co., Ltd.	China	Yes
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Yes
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Yes
Hunan Litian Tungsten Industry Co., Ltd.	China	No
Hydrometallurg, JSC	Russia	Yes
Japan New Metals Co., Ltd.	Japan	Yes
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Yes
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	No
Jiangxi Gan Bei Tungsten Co., Ltd.	China	Yes
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	No
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Yes
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Yes
Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes
Kennametal Fallon	USA	Yes
Kennametal Huntsville	USA	Yes
Malipo Haiyu Tungsten Co., Ltd.	China	Yes
Moliren Ltd.	Russia	Yes
Niagara Refining LLC	USA	Yes
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Yes
Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes
South-East Nonferrous Metal Company Limited of Hengyang City	China	Yes
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Yes
Unecha Refractory metals plant	Russia	Yes
Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Yes
Wolfram Bergbau und Hutten AG	Austria	Yes
Woltech Korea Co., Ltd.	Korea	Yes
Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes

Smelter/Refiner	Smelter/Refiner Country	RMAP Conformant
Xiamen Tungsten Co., Ltd.	China	Yes
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Yes
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Yes

The Company notes the following in connection with the information contained in the foregoing table:

(a) The smelters and refiners listed in the table were identified by the Covered Vendors as potentially being part of the Company’s 2017 supply chain. However, not all of the included smelters and refiners may be part of the Company’s supply chain. In addition, the smelters and refiners listed above may not be all of the smelters and refiners in its supply chain, as many Covered Vendors indicated that they were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in their products and not all of the Covered Vendors responded to the Company’s inquiries.

(b) All compliance status information in the table is as of May 7, 2018.

(c) “Conformant” means that a smelter or refiner was listed as conformant with the RMAP assessment protocols, including through mutual recognition and those indicated as “Re-audit in process.” Included smelters and refiners were not necessarily Conformant for all or part of 2017 and may not maintain that status in any future period.

(d) “Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

(e) “No” means that the smelter or refiner is not Conformant or Active.

(f) The RMAP status and smelter or refiner country location indicated in the table is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners listed in the table above may have included the countries in the categories listed below, based on information made available by the RMI to its members. The Company has not been able to reliably determine the country of origin of any of the other smelters or refiners listed in the table. The countries below are categorized by risk level.

L1—Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Senegal, Sierra Leone, Spain, Thailand, Togo, United Kingdom, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2—Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3—The covered region: Burundi, Rwanda and Uganda.

DRC—The Democratic Republic of the Congo.

Alternatively, or in addition, some of the Conformant smelters and refiners may have sourced from recycled or scrap sources.